EXHIBIT 5.1
FULBRIGHT & JAWORSKI L.L.P.
1301 MCKINNEY, SUITE 5100
HOUSTON, TEXAS 77010-3095
TELEPHONE: (713) 651-5151
FAX: (713) 651-5246
March 9, 2009
Helix Energy Solutions Group, Inc.
400 North Sam Houston Parkway East, Suite 400
Houston, Texas 77060
Ladies and Gentlemen:
     We have acted as counsel to Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of (i) common stock of the Company, no par value (the “Common Stock”), (ii) preferred stock of the Company, par value $.01 per share (the “Preferred Stock”, and along with the Common Stock, the “Company Stock”), (iii) senior or subordinated debt securities in one or more series (the “Debt Securities”), (iv) warrants to purchase debt securities, preferred stock, common stock or other securities (the “Warrants”), and (v) units that include any of these securities (the “Units”). The Company Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”
     We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement, or in a related free writing prospectus. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the articles of incorporation and by-laws of the Company, (iii) the form of senior indenture and the form of subordinated indenture filed as exhibits to the Registration Statement and (iv) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-

effective amendments), will have become effective; (v) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (vi) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) the applicable indenture and supplemental indenture, if any, relating to the Debt Securities will be duly authorized, executed and delivered by the parties thereto and the Debt Securities will have been validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee; (viii) each person signing the applicable indenture and supplemental indenture, if any, will have the legal capacity and authority to do so; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) in the case of shares of Preferred Stock of any series, the board of directors of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Minnesota; (xi) in the case of Warrants, the board of directors of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement; (xii) certificates representing shares of Company Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s charter documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s charter documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Company’s board of directors to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock; and (xiii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
          1. With respect to the Company Stock, when (i) the Company has taken all necessary action to approve the issuance of the Company Stock, the terms of the offering and related matters and (ii) the Company Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the

Company upon payment of the consideration therefor provided for therein, then the Company Stock will be validly issued, fully paid and nonassessable.
          2. With respect to the Debt Securities, when (i) the applicable indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company, then such Debt Securities will be legally issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
          3. With respect to the Warrants included in the Securities, when (i) the Company has taken all necessary action to approve the issuance of the Warrants and the Securities issuable upon conversion or exchange thereof, the terms of the offering and related matters and (ii) the Warrants have been issued and delivered in accordance with the terms of the applicable definitive purchase or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, then the Warrants will be duly authorized and validly issued.
      We express no opinions concerning (a) the validity or enforceability of any provisions contained in the senior indenture, subordinated indenture or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     With respect to our opinion in paragraph 3 above as to Debt Securities being binding obligations of the Company, we have assumed that
          (a) No supplemental indenture relating to any Debt Security and no form of Debt Security will include any provision that is unenforceable under applicable law (provided that we make no such assumption for provisions required by the form of senior indenture and the form of subordinated indenture filed as exhibits to the Registration Statement).

          (b) The minimum aggregate principal amount of each series of Debt Securities will be at least $2,500,000.
          (c) With respect to Section 6.07(1) of each of the form of senior indenture and the form of subordinated indenture filed as exhibits to the Registration Statement, we express no opinion with respect to the enforceability of such section should limitations on the compensation of trustees be enacted in the future. With respect to Section 1.14 of each of the form of senior indenture and the form of subordinated indenture filed as exhibits to the Registration Statement, we express no opinion as to the enforceability of any of the provisions contained therein to the extent that any such provisions purport to waive liability for violations of securities laws.
      The foregoing opinions are limited to the laws of the States of Minnesota and, in the case of our opinion in paragraph 2 above only, New York, and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
      We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.